UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2006

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Greer Bancshares Incorporated (the “Company”), the bank holding company for Greer State Bank, organized a new Delaware trust subsidiary, Greer Capital Trust II (the “Trust”), which completed the sale of $5,000,000 of trust preferred securities on December 28, 2006. The Trust issued the trust preferred securities at a floating rate of three month LIBOR plus 1.73%. The trust preferred securities mature in 30 years, and are callable by the Trust at par on or after January 30, 2012. Interest on the trust preferred securities, which is payable quarterly, may be deferred at any time for a period not exceeding 20 consecutive quarterly payments (five years), provided there has occurred no event of default.

Concurrently with the Trust’s issuance of the trust preferred securities, the Company purchased all of the Trust’s common securities for a purchase price of $155,000. The proceeds of the preferred and common trust securities were used by the Trust to purchase the Company’s floating rate junior subordinated notes due 2037 (the “Notes”). The terms of the trust preferred securities issued by the Trust and the Notes issued by the Company are substantially identical. The interest payments by the Company on the Notes will be used by the Trust to pay the quarterly distributions to the holders of the trust preferred securities.

The net proceeds of the offering will be used by the Company for general corporate purposes. The Company believes, based on applicable Federal Reserve Board rules and guidance, that the trust preferred securities qualify as Tier 1 regulatory capital.

The Trust is organized pursuant to an Amended and Restated Trust Agreement among the Company, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated December 28, 2006, which is filed as Exhibit 10.1 hereto (the “Trust Agreement”). The terms of the preferred trust securities and the common trust securities are set forth in the Trust Agreement, as well as in the Preferred Securities Certificate and the Common Securities Certificate attached as Exhibit C and Exhibit B, respectively, to the Trust Agreement.

The Notes were issued pursuant to a Junior Subordinated Indenture between the Company and Wilmington Trust Company, as Trustee, dated December 28, 2006, which is filed as Exhibit 10.3 hereto (the “Indenture”). The Indenture, along with the Notes, the form of which is filed as Exhibit A to the Indenture, set forth the terms and conditions of the Notes. The Company also entered into a Guarantee Agreement with Wilmington Trust Company, as Guarantee Trustee, dated December 28, 2006, which is filed as Exhibit 10.2 hereto (the “Guarantee”). Pursuant to the Guarantee, which is for the benefit of the holders of the preferred trust securities, the Company guaranteed certain distribution and payment obligations of the Trust. Such Guarantee is limited to the extent of funds or assets in the hands of the Trust. The Guarantee is subordinate to all of the Company’s senior debt.

The offering of the trust preferred securities was effectuated pursuant to a Placement Agreement among the Company, the Trust and Credit Suisse Securities (USA) LLC dated December 28, 2006, filed as Exhibit 10.4 hereto. The trust preferred securities were purchased by Credit Suisse acting through its Cayman Islands Branch, an institutional accredited investor, and issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act. It is anticipated that the trust preferred securities will ultimately be sold through a pooling vehicle along with similar securities of other issuers to qualified institutional buyers pursuant to Rule 144A under the Securities Act or otherwise to institutional accredited investors in private transactions. The Company paid no fees or commissions to the placement agent or other transaction participants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Amended and Restated Trust Agreement among Greer Bancshares Incorporated, as Depositor, Wilmington Trust Company as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated December 28, 2006.

10.2	Guarantee Agreement between Greer Bancshares Incorporated and Wilmington Trust Company, as Guarantee Trustee, for the benefit of Holders of the Preferred Securities of Greer Capital Trust II, dated December 28, 2006.

10.3	Junior Subordinated Indenture between Greer Bancshares Incorporated and Wilmington Trust Company, as Trustee, dated December 28, 2006.

10.4	Placement Agreement among Greer Bancshares Incorporated, Greer Capital Trust II and Credit Suisse Securities (USA) LLC dated December 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ J. Richard Medlock, Jr.
Name:	J. Richard Medlock, Jr.
Title:	Executive Vice President and
Chief Financial Officer

Dated: January 4, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Trust Agreement among Greer Bancshares Incorporated, as Depositor, Wilmington Trust Company as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated December 28, 2006.

10.2	Guarantee Agreement between Greer Bancshares Incorporated and Wilmington Trust Company, as Guarantee Trustee, for the benefit of Holders of the Preferred Securities of Greer Capital Trust II, dated December 28, 2006.

10.3	Junior Subordinated Indenture between Greer Bancshares Incorporated and Wilmington Trust Company, as Trustee, dated December 28, 2006.

10.4	Placement Agreement among Greer Bancshares Incorporated, Greer Capital Trust II and Credit Suisse Securities (USA) LLC dated December 28, 2006.